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                                                                    EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PHP Holdings, Inc.:


We consent to the use of our report dated March 2, 2003, with respect to the consolidated balance sheet of PHP Holdings, Inc. and subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended, incorporated herein by reference.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.


/s/ KPMG LLP


Norfolk, Virginia
October 9, 2003